Exhibit C

AMENDMENT NO. 2

TO THE

FIDELITY BOND SHARING AGREEMENT

AMENDMENT NO. 2 to the Fidelity Bond Sharing Agreement (“Amendment No. 2”), dated as of May 1, 2005, between AXA Enterprise Multimanager Funds Trust, a Delaware statutory trust (“Trust”) on behalf of each of its series specified in Appendix A attached hereto (“Funds”) and AXA Equitable Life Insurance Company, the investment manager for the Trust (“Manager”).

The Portfolios hereby agree to modify and amend the Fidelity Bond Sharing Agreement (“Agreement”) dated as of November 30, 2001, as amended by Amendment No. 1 dated as of January 3, 2005 as follows:

1.	New Fund. The AXA Enterprise Moderate-Plus Allocation Fund (“New Fund”) shall be included as a Fund in the Agreement from and after the date hereof for all purposes on the terms and conditions contained in the Agreement.

2.	Appendix A. Appendix A to the Agreement, setting forth the Funds of the Trust participating on behalf of which the Trust is entering into the agreement is hereby replaced in its entirety by Appendix A attached hereto.

3.	Allocation of Premiums. Premiums due and payable under the Bond (as defined in the Agreement) shall be paid 90% by AXA Premier VIP Trust and the Trust and 10% by the Manager or its affiliates.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first above set forth.

AXA ENTERPRISE MULTIMANAGER FUNDS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Kenneth T. Kozlowski	By:	/s/ Steven M. Joenk
	Kenneth T. Kozlowski		Steven M. Joenk
	Chief Financial Officer and Treasurer		Senior Vice President

APPENDIX A

AMENDMENT NO. 2

TO THE

FIDELITY BOND SHARING AGREEMENT

FUNDS

AXA Enterprise Multimanager Growth Fund

AXA Enterprise Multimanager Core Equity Fund

AXA Enterprise Multimanager Value Fund

AXA Enterprise Multimanager Mid Cap Growth Fund

AXA Enterprise Multimanager Mid Cap Value Fund

AXA Enterprise Multimanager International Equity Fund

AXA Enterprise Multimanager Technology Fund

AXA Enterprise Multimanager Health Care Fund

AXA Enterprise Multimanager Core Bond Fund

AXA Enterprise Money Market Fund II

AXA Enterprise Conservative Allocation Fund

AXA Enterprise Moderate Allocation Fund

AXA Enterprise Moderate-Plus Allocation Fund

AXA Enterprise Aggressive Allocation Fund

AMENDMENT NO. 1

TO THE

FIDELITY BOND SHARING AGREEMENT

AMENDMENT NO. 1 to the Fidelity Bond Sharing Agreement (“Amendment No. 1”), dated as of January 3, 2005, between AXA Enterprise Multimanager Funds Trust, a Delaware statutory trust (“Trust”) on behalf of each of its series specified in Appendix A attached hereto (“Funds”) and AXA Equitable Life Insurance Company, the investment manager for the Trust (“Manager”).

The Portfolios hereby agree to modify and amend the Fidelity Bond Sharing Agreement (“Agreement”) dated as of November 30, 2001 as follows:

1.	New Funds. The AXA Enterprise Conservative Allocation Fund, AXA Enterprise Moderate Allocation Fund and AXA Enterprise Aggressive Allocation Fund (“New Funds”) shall be included as Funds in the Agreement from and after the date hereof for all purposes on the terms and conditions contained in the Agreement.

2.	Appendix A. Appendix A to the Agreement, setting forth the Funds of the Trust participating on behalf of which the Trust is entering into the agreement is hereby replaced in its entirety by Appendix A attached hereto.

3.	Allocation of Premiums. Premiums due and payable under the Bond (as defined in the Agreement) shall be paid 90% by EQ Advisors Trust, AXA Premier VIP Trust and the Trust and 10% by the Manager or its affiliates.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

AXA ENTERPRISE MULTIMANAGER FUNDS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Kenneth T. Kozlowski	By:	/s/ Steven M. Joenk
	Kenneth T. Kozlowski		Steven M. Joenk
	Chief Financial Officer and Treasurer		Senior Vice President

APPENDIX A

AMENDMENT NO. 1

TO THE

FIDELITY BOND SHARING AGREEMENT

FUNDS

AXA Premier Growth Fund

AXA Premier Core Equity Fund

AXA Premier Value Fund

AXA Premier Small/Mid Cap Growth Fund

AXA Premier Small/Mid Cap Value Fund

AXA Premier International Equity Fund

AXA Premier Technology Fund

AXA Premier Health Care Fund

AXA Premier Core Bond Fund

AXA Enterprise Conservative Allocation Fund

AXA Enterprise Moderate Allocation Fund

AXA Enterprise Aggressive Allocation Fund

AXA PREMIER FUNDS TRUST

FIDELITY BOND SHARING AGREEMENT

THIS AGREEMENT made and entered into as of November 30, 2001, by and between AXA Premier Funds Trust (“Trust”), an open-end management investment company, on behalf of each of its series specified in Appendix A (“Funds”) and The Equitable Life Assurance Society of the United States, the investment manager for the Trust (“Manager”).

WHEREAS, the Manager acts as investment manager to each of the Funds and each Fund is advised by an investment adviser; and

WHEREAS, pursuant to the requirement of Rule 17g-1 of the Investment Company Act of 1940, as amended (the “1940 Act”), the Trust, on behalf of each Fund, and the Manager have obtained fidelity bond coverage as named parties (“Insureds”) under a joint insured fidelity bond, as may be amended from time to time to reflect any additions to Appendix A (“Bond”); and

WHEREAS, the Insureds, in order to be covered by a single fidelity bond, are required by Rule 17g-1 to be parties to an agreement that establishes the criteria by which premiums and recoveries under the Bond shall be allocated among the Funds.

NOW THEREFORE, it is agreed as follows:

1. Amount of Coverage Maintained. The amount of fidelity coverage under the Bond shall at all times be at least equal in the amount to the sum of (i) the total amount of coverage that the Trust, on behalf of each Fund, would have been required to provide and maintain individually pursuant to the schedule set forth in paragraph (d) of Rule 17g-1 had the Trust not been a named insured under the bond, plus (ii) the amount of each bond that the Manager would have been required to provide and maintain pursuant to federal statutes or regulations had it not been a named insured under the Bond. The amount of fidelity coverage under the Bond shall be approved at least annually by the Board of Trustees of the Trust, including a majority of those Trustees who are not “interested persons” of the Trust as defined by Section 2(a)(19) of the 1940 Act.

2. Allocation of Recovery. In the event an actual pecuniary loss is suffered by any two or more of the Insureds under circumstances covered by the terms of the Bond, any recovery under the Bond shall be allocated among such Insureds as follows:

(a) If the total amount of coverage provided under the Bond exceeds or is equal to the amount of the combined total amount of loss suffered by the Insureds suffering the loss, then each such Insured shall be entitled to recover the amount of its actual loss.

(b) If the amount of loss suffered by each Insured suffering loss exceeds its minimum coverage requirement as set forth in Section 1. hereof and the amount of such Insureds’ combined actual losses excess the total amount of coverage provided under the Bond, then each such Insured shall be entitled to recover (i) its minimum coverage requirement, and (ii) to the extent there exists any excess coverage, the proportion of such excess coverage that its minimum requirement bears to the amount of the combined minimum coverage requirements of the Insureds suffering actual loss; provided, however, that if the actual loss of any such Insureds is less than the sum of (i) and (ii) above, then such difference shall be recoverable by the other Insured or Insureds in proportion to their relative minimum coverage requirements.

(c) If (i) the amount of actual loss suffered by any Insured is less than or equal to its minimum coverage requirement, (ii) the amount of actual loss of another Insured or the other Insureds exceeds its or their minimum coverage requirement or requirements, and (iii) the amount of the combined actual losses of the Insureds exceeds the total amount of coverage provided under the Bond, then any Insured that has suffered an amount of actual loss less than or equal to its minimum coverage requirement shall be entitled to recover its actual loss. If only one other Insured has suffered actual loss, it shall be entitled to recover the remainder of the amount of the coverage under the bond. If more than one Insured has suffered actual loss in excess of the remaining coverage, then they shall allocate such remaining amount of coverage in accordance with paragraph (b) of this section 2.

3. Allocation of Premiums. No premium shall be paid under the Bond unless the Board of Trustees of the Trust, including a majority of those Trustees who are not “interested persons” of the Trust as defined by Section 2(a)(19) of the 1940 Act, shall approve the portion of the premium to be paid by the Trust, on behalf of each Fund. The premium payable on the Bond shall be allocated between the Trust and the Manager as determined by the Board of Trustees of the Trust.

4. Amendment. This Agreement may not be amended or modified in any manner except by a written agreement executed by the parties.

5. Filing with the Commission. A copy of this Agreement and any amendment thereto shall be filed with the Securities and Exchange Commission within 10 days after the execution thereof.

6. Applicable Law. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York.

7. Limitations of Liability of Trustees and Shareholders. A copy of the Agreement and Declaration of Trust, and any amendments thereto, are on file with the Secretary of State of Delaware, and it is hereby agreed that this Agreement is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Trust.

IN WITNESS WHEREOF, AXA Premier Funds Trust, on behalf of each of its Funds, and The Equitable Life Assurance Society of the United States, have caused this Agreement to be executed as of the day and year first written.

AXA Premier Funds Trust, on behalf of each of its Funds		The Equitable Life Assurance Society of the United States

By:	/s/ Steven M. Joenk	By:	/s/ Peter D. Noris
	Steven M. Joenk		Peter D. Noris
	President		Executive Vice President

Appendix A

AXA Premier Large Cap Growth Fund

AXA Premier Large Cap Core Equity Fund

AXA Premier Large Cap Value Fund

AXA Premier Small/Mid Cap Growth Fund

AXA Premier Small/Mid Cap Value Fund

AXA Premier International Equity Fund

AXA Premier Technology Fund

AXA Premier Health Care Fund

AXA Premier Core Bond Fund

AXA Premier Money Market Fund